SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:

    [ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of
    [ ]  Definitive Proxy Statement                the Commission Only
    [X]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMMERCIAL FEDERAL CORPORATION
    ...........................................................................
              (Name of Registrant as Specified in Its Charter)

                                     N/A
    ...........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box):

    [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

    [ ]  Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:














         URGENT MESSAGE:     PLEASE READ & VOTE BY PHONE TODAY

                             COMMERCIAL FEDERAL CORPORATION
                             ANNUAL MEETING - NOVEMBER 21, 1995

                    IMPORTANT MESSAGE FROM COMMERCIAL FEDERAL

         Dear Fellow Stockholder:


                   In just a few days - on November 21 - stockholders will decide a matter of critical importance to the future of their investment in Commercial Federal. Our records indicate that we have not yet received your proxy.

                   Your Board of Directors remains firmly committed to maximizing stockholder value in both the short and long term and will explore all alternatives to achieve our objective. We have not foreclosed any option to achieve our goal, including considering any and all proposals for merger transactions or business combinations with other financial institutions.

                   Based upon our long record of success on your behalf and our commitment to you, we ask for your trust and loyalty in return.

                   There is a lot at stake. Vote to support your Board which is dedicated to acting in the best interest of all Com-mercial Federal Stockholders - vote "FOR" the Commercial Fed-eral nominees, "FOR" the Board of Directors' Proposal No. 2, and "AGAINST" Proposal No. 3, CAI's Stockholder Proposal.

                   Since time is short and your vote is critical, we have established a method to enable you to vote via toll-free proxygram. To be sure your vote is received in time, please follow the simple steps listed below. Thank you for your sup-port.


                                            Very truly yours,

                                            /s/ William A. Fitzgerald

                                            William A. Fitzgerald
                                            Chairman & CEO





             TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE
                    COMPANY ARE AVAILABLE TO ASSIST YOU NOW!!!

                                   INSTRUCTIONS

         1.   Call toll-free 1-800-___-____ anytime, day or night.
         2. Tell the operator that you wish to send a proxygram to I.D. No. ____.
         3.   State your name, address and telephone number.
         4. State your bank or broker at which your shares are held and your control number as shown below:

              BANK/BROKER:

                                            CONTROL NO.:
                                            NO. OF SHARES:


         5. This proxygram constitutes the written instruction of the beneficial shareholder.
         6. If you need assistance in voting, please call D.F. King & Co., Inc. at toll-free 1-800-714-3310.





                          COMMERCIAL FEDERAL CORPORATION

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE NOVEMBER 21, 1995, ANNUAL MEETING OF STOCKHOLDERS

                   The undersigned hereby appoints Talton K. Anderson, Robert F. Krohn and James P. O'Donnell, and each of them, with full power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all of the shares of Common Stock, par value $.01 per share, of COMMERCIAL FEDERAL CORPORA-TION (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska on Tuesday, No-vember 21, 1995 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting").

                   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DI-RECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOS-ALS 1 AND 2, AND "AGAINST" PROPOSAL 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. There is cumulative voting in the election of directors and, unless otherwise indicated by the stockholder, a vote for the nominees listed in Proposal 1 will give the proxies discretionary authority to cumulate all votes to which the undersigned is entitled and to allocate such votes in favor of one or more of such nominees, as the proxies may determine.

                   THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO THE MATTERS COVERED BY THIS PROXY.


         _______________________________________________________________








              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                                           ___
1.  The election as directors of all      /__/  FOR all nominees listed below
      nominees listed below (except as
      marked to the contrary):            ___
                                         /__/  WITHHOLD AUTHORITY to
                                               vote for all nominees below


           William A. Fitzgerald, Sharon G. Marvin and Michael T. O'Neil

INSTRUCTION:  To withhold your vote for any individual nominee(s), give that nominee(s) name to the operator.



2.  Board of Directors' proposal as        ___        ___          ___
    described in the Corporation's        /__/  FOR  /__/ AGAINST /__/ ABSTAIN
    Proxy Statement dated
    October 6, 1995.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3.  Stockholder proposal submitted         ___        ___          ___
    by CAI Corporation as described       /__/  FOR  /__/ AGAINST /__/ ABSTAIN
    in the Corporation's Proxy
    Statement dated October 6, 1995.

4. As directed by the Board of Directors, such other matters as may properly come before the Meeting.